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                                                                    EXHIBIT 21.1
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                     SUBSIDIARIES OF R. G. BARRY CORPORATION


                                                                State or Other Jurisdiction of
Name                                                            Incorporation or Organization
----                                                            -------------------------------
R. G. Barry International, Inc.                                             Ohio
Barry de Mexico, S.A. de C.V.                                               Mexico
R.G.B., Inc.                                                                Ohio
Barry de Acuna, S.A. de C.V.                                                Mexico
Barry Juarez, S.A. de C.V.                                                  Mexico
Barry de Zacatecas, S.A. de C.V.                                            Mexico
Vesture Corporation                                                         North Carolina
ThermaStor Technologies, Ltd., LLC                                          Ohio
R. G. Barry (Texas) LP  (1)                                                 Texas
Barry de la Republica Dominicana,                                           Dominican Republic
  S.A. de C.V.
R. G. Barry Holdings, Inc.                                                  Ohio
R. G. Barry (France) Holdings, Inc.                                         Ohio
Escapade, S.A.R.L.  (2)                                                     France
     Fargeot et Compagnie, S.A.  (3)                                        France
         Michel Fargeot, S.A.  (4)                                          France

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(1)  R.G.B., Inc. holds 99% interest as limited partner and R. G. Barry
     Corporation holds 1% interest as general partner.

(2)  R. G. Barry Corporation holds 80% of outstanding stock.

(3)  Wholly-owned subsidiary of Escapade, S.A.R.L.

(4)  Wholly-owned subsidiary of Fargeot et Compagnie, S.A.